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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                   ----------

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 29, 2005

                             THE ENSTAR GROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         GEORGIA                    0-07477                63-0590560
(State of Incorporation)   (Commission File Number)      (IRS employer
                                                      identification no.)

                               401 MADISON AVENUE
                            MONTGOMERY, ALABAMA 36104
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (334) 834-5483

                                 NOT APPLICABLE
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

[ ] WRITTEN COMMUNICATIONS PURSUANT TO RULE 425 UNDER THE SECURITIES ACT (17 CFR 230.425)

[ ] SOLICITING MATERIAL PURSUANT TO RULE 14A-12 UNDER THE EXCHANGE ACT (17 CFR 240.14A-12)

[ ] PRE-COMMENCEMENT COMMUNICATIONS PURSUANT TO RULE 14D-2(B) UNDER THE EXCHANGE ACT (17 CFR 240.14D-2(B))

[ ] PRE-COMMENCEMENT COMMUNICATIONS PURSUANT TO RULE 13E-4(C) UNDER THE EXCHANGE ACT (17 CFR 240.13E-4(C))

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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On December 29, 2005, The Enstar Group, Inc., a Delaware corporation ("Enstar"), revised its Deferred Compensation and Stock Plan for Non-Employee Directors (the "Plan") (attached as Exhibit 10.1 to this Current Report and incorporated herein by reference) to conform the Plan to the requirements of
Section 409A of the Internal Revenue Code of 1986 and to allow non-employee Directors of Enstar to elect to have their deferred Director's fees paid upon termination of service either in a lump sum or in installments over a period of up to 10 years. In addition, the revised Plan allows the Board of Directors of Enstar to elect to terminate the Plan within 30 days before or twelve months after a change in control of Enstar, and to distribute each Plan participant's account within twelve months thereafter. Previously the Plan provided that in the event of a change in control of Enstar each Plan participant's account would be paid out within fifteen days thereafter. The foregoing description of the amendments to the Plan does not purport to be complete and is qualified in its entirety by reference to the Plan.

     On December 30, 2005, Enstar also issued a press release (the "Press Release") announcing that its partially owned equity affiliate, Castlewood Holdings Limited ("Castlewood Holdings"), and Shinsei Bank, Limited ("Shinsei") signed definitive agreements for the purchase of Aioi Insurance Company of Europe Limited ("Aioi Europe"), a London-based subsidiary of Aioi Insurance Company, Limited. Subject to regulatory approval, the acquisition is expected to be completed during the first quarter of 2006. The aggregate purchase price to be paid for Aioi Europe is 62 million British pounds(approximately $108 million), with 50 million British pounds paid in cash upon the closing of the transaction and 12 million British pounds paid in the form of a promissory note, which note will be due and payable twelve months from the date of the closing of the transaction.

     The acquisition of Aioi Europe will be effected through Hillcot Holdings Ltd. ("Hillcot"), a Bermuda-based company, which is jointly owned by Castlewood Holdings and Shinsei. Castlewood Holdings has a 50.1% economic and 50% voting interest in Hillcot. Castlewood Holdings is a Bermuda corporation formed in 2001 to pursue the management and acquisition of insurance and reinsurance companies, including companies in run-off, and to provide management, consulting, and other services to the insurance and reinsurance industries. Enstar and Trident II, L.P. each own an approximately one-third economic interest in Castlewood Holdings, with the remaining approximately one-third economic interest owned by the senior management of Castlewood Limited, a Bermuda based subsidiary of Castlewood Holdings. Enstar also holds 50% of the voting stock of Castlewood Holdings. Castlewood Holdings' share of the Aioi Europe acquisition is expected to be funded from cash on hand.

     The Agreement for the Sale and Purchase of Aioi Insurance Company of Europe Limited is filed herewith as Exhibit 10.2 and is incorporated herein by reference thereto. The Press Release is filed herewith as Exhibit 99.1 and is incorporated herein by reference thereto.

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ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits.

     10.1 The Enstar Group, Inc. Deferred Compensation and Stock Plan for Non-Employee Directors (As amended and restated effective January 1,
          2005)

     10.2 Agreement for the Sale and Purchase of Aioi Insurance Company of Europe Limited, dated December 30, 2005, by and among Aioi Insurance Company Limited, Hillcot Holdings Ltd., Castlewood (EU) Ltd., Kenmare Holdings Ltd., and Shinsei Bank, Limited

     99.1 Text of Press Release of Enstar, dated December 30, 2005

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 5, 2006

                                        THE ENSTAR GROUP, INC.


                                        By: /s/ Cheryl D. Davis
                                            ------------------------------------
                                            Cheryl D. Davis
                                            Chief Financial Officer,
                                            Vice President of Corporate Taxes
                                            and Secretary